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                                                                    EXHIBIT 23.1


                         Consent of Independent Auditors

We consent to the reference to our firm in the Registration Statement (Form S-8) pertaining to the Nash-Finch-Company 1999 Employee Stock Purchase Plan and to the incorporation by reference therein of our reports dated February 24, 1999, with respect to the consolidated financial statements and schedule of Nash-Finch included or incorporate by reference in its Annual Report (Form 10-K) for the year ended January 2, 1999, filed with the Securities and Exchange Commission.

                                          /s/ Ernst & Young LLP

Minneapolis, Minnesota
June 18, 1999